ABERCROMBIE & FITCH CO. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

•Company delivers fourth quarter net sales growth of 21%, led by 35% growth in Abercrombie brands
•Full year net sales of $4.28 billion, up 16% to 2022, driven by comparable sales up 13%
•Full year net sales growth across regions and brands; Abercrombie brands comparable sales up 23%
•Full year operating margin of 11.3%, highest in fifteen years and up 880 basis points to full year 2022

New Albany, Ohio, March 6, 2024: Abercrombie & Fitch Co. (NYSE: ANF) today announced results for the fourteen week fourth quarter and fifty-three week year ended February 3, 2024. These compare to results for the thirteen week fourth quarter and fifty-two week year ended January 28, 2023. Descriptions of the use of non-GAAP financial measures and reconciliations of GAAP and non-GAAP financial measures accompany this release.
Fran Horowitz, Chief Executive Officer, said, “I am incredibly proud of how we performed throughout fiscal 2023, finishing with fourth quarter year-over-year net sales growth of 21%, which exceeded our January business update expectations. Our strong fourth quarter was fueled by sales growth across regions and brands. Abercrombie brands grew net sales 35%, continuing an impressive multi-quarter growth trend, while Hollister brands grew 9%, delivering a third consecutive quarter of sales growth. By staying close to our customers, tightly controlling inventories and continuing to operate with financial discipline, our team delivered year-over-year fourth quarter operating margin expansion of 800 basis points, reaching 15.3%.

Following several years of transformation across our brands, people and operating model, fiscal 2023 was a defining year for our company. In the first full year of our Always Forward Plan, we executed our playbook, delivering the right product, voice and experience across regions and brands to our global customers. Abercrombie brands finished an exceptional year with 27% net sales growth over 2022, reflecting a strong 10% compound annual growth rate from fiscal 2019. Hollister brands completed a return to sales growth of 6% over fiscal 2022, reconnecting with teen customers. Operationally, we fueled sales growth using our well-developed inventory chase capabilities while funding critical long-term investments in our people, stores and key technology platforms. Compared to 2022, we grew annual net sales 16%, improved gross profit rate by 600 basis points and delivered an operating margin of 11.3%, our highest in 15 years and above our 2025 Always Forward Plan operating margin target.

We entered fiscal 2024 in a position of strength with momentum across our brand portfolio. The success of our playbook gives us confidence that we can now shift more of our focus to expanding our global customer base. This year, our goal is to deliver sustainable, profitable growth while making the necessary investments to build and support our longer-term ambition of $5 billion in global sales.”

Details related to net income per diluted share for the fourth quarter and full year are as follows:

	Fourth Quarter		Full Year
	2023	2022	2023	2022
GAAP	$2.97	$0.75	$6.22	$0.05
Excluded items, net of tax effect (1)	—	(0.07)	(0.06)	(0.20)
Adjusted non-GAAP	$2.97	$0.81	$6.28	$0.25
Impact from changes in foreign currency exchange rates (2)	—	0.07	—	(0.13)
Adjusted non-GAAP constant currency	$2.97	$0.88	$6.28	$0.12
(1)Excluded items consist of pre-tax store and other asset impairment charges and the tax effect of pre-tax excluded items.
(2)The estimated impact from foreign currency is calculated by applying current period exchange rates to prior year results using a 26% tax rate.

A summary of results for the fourth quarter ended February 3, 2024:
•Net sales of $1.5 billion up 21% as compared to last year on a reported basis and 21% on a constant currency basis. The additional week in fiscal 2023 benefited fourth quarter net sales by approximately $50 million, or 430 basis points.
•Comparable sales up 16%.
•Gross profit rate of 62.9%, up 720 basis points as compared to last year. The year-over-year increase was primarily driven by 430 basis points of higher average unit retail and 290 basis points associated with lower freight and raw material costs.
•Operating expense, excluding other operating income, net, was up 19% as compared to last year, with the increase driven by higher incentive compensation, marketing, inflation, the 53rd reporting week and digital and technology expenses. Operating expense as a percentage of sales decreased to 47.6% from 48.3% last year.
•Operating income of $223 million as compared to $87 million and $92 million last year, on a reported and adjusted non-GAAP basis, respectively.
•Net income per diluted share of $2.97 as compared to net income per diluted share last year of $0.75 and $0.81 on a reported and adjusted non-GAAP basis, respectively.

A summary of results for the full year ended February 3, 2024:
•Net sales of $4.3 billion up 16% as compared to last year on a reported basis and up 16% on a constant currency basis. The additional week in fiscal 2023 benefited net sales by approximately $50 million, or 140 basis points.
•Comparable sales up 13%.
•Gross profit rate of 62.9%, up approximately 600 basis points as compared to last year. The year-over-year increase was primarily driven by 340 basis points of higher average unit retail and 300 basis points from the combination of lower freight costs and higher raw materials. Results were partially offset by 30 basis points from the adverse impact of exchange rates.
•Operating expense, excluding other operating income, net, was up 10% as compared to last year with increases in incentive compensation, inflation, marketing, the 53rd reporting week and digital and technology expenses. Operating expense as a percentage of sales decreased to 51.7% from 54.5% last year.
•Operating income of $485 million and $489 million on a reported and adjusted non-GAAP basis, respectively. This compares to operating income last year of $93 million and $107 million on a reported and adjusted non-GAAP basis, respectively.
•Net income per diluted share of $6.22 and $6.28 on a reported and adjusted non-GAAP basis, respectively, as compared to net income per diluted share last year of $0.05 and $0.25 on a reported and adjusted non-GAAP basis, respectively.

Net Sales
Net sales by segment and brand for the fourth quarter and full year are as follows:

	Fourth Quarter
(in thousands)	2023	2022	1 YR % Change	Comparable sales (2)
Net sales by segment: (1)
Americas (3)	$1,191,259	$971,091	23%	17%
EMEA (4)	219,050	193,400	13%	10%
APAC (5)	42,598	35,323	21%	21%
Total company	$1,452,907	$1,199,814	21%	16%

Net sales by brand:	2023	2022	1 YR % Change	Comparable sales (2)
Abercrombie (6)	755,203	560,438	35%	28%
Hollister (7)	$697,704	$639,376	9%	6%
Total company	$1,452,907	$1,199,814	21%	16%

	Full Year
(in thousands)	2023	2022	1 YR % Change	Comparable sales (2)
Net sales by segment: (1)
Americas (3)	$3,455,674	$2,920,157	18%	13%
EMEA (4)	687,095	658,794	4%	7%
APAC (5)	137,908	118,800	16%	26%
Total company	$4,280,677	$3,697,751	16%	13%

Net sales by brand:	2023	2022	1 YR % Change	Comparable sales (2)
Abercrombie (6)	2,201,686	1,734,866	27%	23%
Hollister (7)	$2,078,991	$1,962,885	6%	4%
Total company	$4,280,677	$3,697,751	16%	13%
(1)Net sales by segment are presented by attributing revenues to an individual country on the basis of the segment that fulfills the order.
(2)Comparable sales are calculated on a constant currency basis. Refer to "REPORTING AND USE OF GAAP AND NON-GAAP MEASURES," for further discussion.
(3)The Americas segment includes the results of operations in North America and South America.
(4)The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(5)The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.
(6)Abercrombie brands includes Abercrombie & Fitch and abercrombie kids.
(7)Hollister brands includes Hollister and Gilly Hicks.

Financial Position and Liquidity
As of February 3, 2024 the company had:
•Cash and equivalents of $901 million as compared to $518 million last year.
•Inventories of $469 million, a decrease of approximately 7% over last year.
•Long-term gross borrowings under the company's senior secured notes of $223 million (the "Senior Secured Notes") which mature in July 2025 and bear interest at a rate of 8.75% per annum.
•Borrowing available under the senior-secured asset-based revolving credit facility (the "ABL Facility") of $299 million.
•Liquidity, comprised of cash and equivalents and borrowing available under the ABL Facility, of approximately $1.2 billion. This compares to liquidity of $0.9 billion as of January 28, 2023.

Cash Flow and Capital Allocation
Details related to the company's cash flows for the full year ended February 3, 2024 are as follows:
•Net cash provided by operating activities of $653 million.
•Net cash used for investing activities of $157 million.
•Net cash used for financing activities of $111 million.

For the full year ended February 3, 2024 the company spent $78 million to purchase $77 million at par value of its outstanding senior secured notes.

Depreciation and amortization was $141 million for fiscal 2023 as compared to $132 million in fiscal 2022.

Fiscal 2024 Full Year Outlook
For fiscal 2024, the company expects:
•Net sales growth in the range of 4% to 6% from $4.3 billion in fiscal 2023, which includes the adverse impact of approximately $50 million from the 53rd reporting week in fiscal 2023. We expect Abercrombie brands will continue to outperform Hollister brands and the Americas will continue to lead the regional performance. We also expect the year-over-year growth rate to be higher in the first half of the year, partially due to the calendar shifts from the 53rd week in 2023.
•Operating margin to be around 12%, compared to an adjusted operating margin of 11.4% in fiscal 2023. We expect the year-over-year improvement to be driven by a higher gross profit rate.
•Effective tax rate to be in the mid-to-high 20s with the rate being sensitive to the jurisdictional mix and level of income.

•Capital expenditures of approximately $170 million.

Fiscal 2024 First Quarter Outlook
For the first quarter of fiscal 2024, the company expects:
•Net sales to be up low double-digits to fiscal first quarter 2023 level of $836 million.
•Operating margin to be in the range of 8% to 10% compared to adjusted operating margin of 4.6% in Q1 2023.
•Effective tax rate to be around 10%, which is lower than the company’s statutory federal income tax rate primarily due to anticipated discrete federal income tax benefits relating to the vesting of share-based compensation, and is sensitive to the Company's actual stock price on the vesting dates.

Conference Call
Today at 8:30 AM, ET, the company will conduct a conference call and provide additional details around its quarterly and full year results. To access the call by phone, participants will need to register at the following URL address to obtain a dial-in number and passcode.
https://register.vevent.com/register/BI9f8a4719461042eabb81da04d4f562e1
A presentation of fourth quarter and full year results will be available in the “Investors” section at corporate.abercrombie.com at approximately 7:30 AM ET, today. Important information may be disseminated initially or exclusively via the website; investors should consult the site to access this information.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This Press Release and related statements by management or spokespeople of Abercrombie & Fitch Co. (A&F) contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements, including, without limitation, statements regarding our first quarter and annual fiscal 2024 results, relate to our current assumptions, projections and expectations about our business and future events. Any such forward-looking statements involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. The inclusion of such information should not be regarded as a representation by the company, or any other person, that the objectives of the company will be achieved. Words such as “estimate,” “project,” “plan,” “goal,” “believe,” “expect,” “anticipate,” “intend,” “should,” “are confident,” “will,” “could,” “outlook,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise any forward-looking statements, including any financial targets or estimates, whether as a result of new information, future events, or otherwise. Factors that may cause results to differ from those expressed in our forward-looking statements include, but are not limited to, the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: risks related to changes in global economic and financial conditions, including inflation, and the resulting impact on consumer spending generally and on our operating results, financial condition, and expense management, and our ability to adequately mitigate the impact; risks related to geopolitical conflict, armed conflict, the conflicts between Russia and Ukraine or Israel and Hamas and the expansion of conflict in the surrounding areas, including the impact of such conflicts on international trade, supplier delivery or increased freight costs, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience; risks related to our failure to engage our customers, anticipate customer demand and changing fashion trends, and manage our inventory; risks related to our failure to operate effectively in a highly competitive and constantly evolving industry; risks related to our ability to execute on our strategic and growth initiatives, including those outlined in our Always Forward Plan; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in our tax obligations and effective tax rate, including as a result of earnings and losses generated from our global operations, may result in volatility in our results of operations; risks and uncertainty related to adverse public health developments; risks associated with climate change and other corporate responsibility issues; risks related to reputational harm to the company, its officers, and directors; risks related to actual or threatened litigation; risks related to cybersecurity threats and privacy or data security breaches; and the potential loss or disruption to our information systems.

Other Information
This document includes certain adjusted non-GAAP financial measures where management believes it to be helpful in understanding the Company's results of operations or financial position. Additional details about non-GAAP financial measures and a reconciliation of GAAP financial measures to non-GAAP financial measures can be found in the "Reporting and Use of GAAP and Non-GAAP Measures" section. Sub-totals and totals may not foot due to rounding. Net income and net income per share financial measures included herein are attributable to Abercrombie & Fitch Co., excluding net income attributable to noncontrolling interests.

As used in this document, unless otherwise defined "Hollister brands" refers to Hollister and Gilly Hicks and "Abercrombie brands" refers to Abercrombie & Fitch and abercrombie kids. Additionally, references to "Americas" includes North America and South America, "EMEA" includes Europe, the Middle East and Africa and "APAC" includes the Asia-Pacific region, including Asia and Oceania.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global, omnichannel specialty retailer of apparel and accessories for men, women and kids. Abercrombie & Fitch was born in 1892 and aims to make every day feel as exceptional as the start of a long weekend. abercrombie kids sees the world through kids’ eyes, where play is life and every day is an opportunity to be anything and better anything. The Hollister brand believes in liberating the spirit of an endless summer inside everyone and making teens feel celebrated and comfortable in their own skin. Gilly Hicks, offering active lifestyle products, is designed to create happiness through movement.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. Abercrombie & Fitch Co. operates approximately 760 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com

Investor Contact:	Media Contact:

Mohit Gupta	Kate Wagner
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Fourteen Weeks Ended		Thirteen Weeks Ended
	February 3, 2024	% of Net Sales	January 28, 2023	% of Net Sales
Net sales	$1,452,907	100.0%	$1,199,814	100.0%
Cost of sales, exclusive of depreciation and amortization	539,338	37.1%	531,529	44.3%
Gross profit	913,569	62.9%	668,285	55.7%
Stores and distribution expense	499,075	34.4%	441,959	36.8%
Marketing, general and administrative expense	193,234	13.3%	138,084	11.5%
Other operating (income) expense, net	(1,541)	(0.1)%	1,220	0.1%
Operating income	222,801	15.3%	87,022	7.3%
Interest (income) expense, net	(4,839)	(0.3)%	4,113	0.3%
Income before income taxes	227,640	15.7%	82,909	6.9%
Income tax expense	66,537	4.6%	42,218	3.5%
Net income	161,103	11.1%	40,691	3.4%
Less: Net income attributable to noncontrolling interests	2,656	0.2%	2,358	0.2%
Net income attributable to A&F	$158,447	10.9%	$38,333	3.2%

Net income per share attributable to A&F
Basic	$3.13		$0.78
Diluted	$2.97		$0.75

Weighted-average shares outstanding:
Basic	50,559		49,216
Diluted	53,399		51,217

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Fifty-Three Weeks Ended		Fifty-Two Weeks Ended
	February 3, 2024	% of Net Sales	January 28, 2023	% of Net Sales
Net sales	$4,280,677	100.0%	$3,697,751	100.0%
Cost of sales, exclusive of depreciation and amortization	1,587,265	37.1%	1,593,213	43.1%
Gross profit	2,693,412	62.9%	2,104,538	56.9%
Stores and distribution expense	1,571,737	36.7%	1,496,962	40.5%
Marketing, general and administrative expense	642,877	15.0%	517,602	14.0%
Other operating income, net	(5,873)	(0.1)%	(2,674)	(0.1)%
Operating income	484,671	11.3%	92,648	2.5%
Interest expense, net	372	0.0%	25,632	0.7%
Income before income taxes	484,299	11.3%	67,016	1.8%
Income tax expense	148,886	3.5%	56,631	1.5%
Net income	335,413	7.8%	10,385	0.3%
Less: Net income attributable to noncontrolling interests	7,290	0.2%	7,569	0.2%
Net income attributable to A&F	$328,123	7.7%	$2,816	0.1%

Net income per share attributable to A&F
Basic	$6.53		$0.06
Diluted	$6.22		$0.05

Weighted-average shares outstanding:
Basic	50,250		50,307
Diluted	52,726		52,327

Reporting and Use of GAAP and Non-GAAP Measures
The company believes that each of the non-GAAP financial measures presented are useful to investors as they provide a measure of the company’s operating performance excluding the effect of certain items which the company believes do not reflect its future operating outlook, such as asset impairment charges, therefore supplementing investors’ understanding of comparability of operations across periods. Management used these non-GAAP financial measures during the periods presented to assess the company’s performance and to develop expectations for future operating performance. Non-GAAP financial measures should be used supplemental to, and not as an alternative to, the company’s GAAP financial results, and may not be calculated in the same manner as similar measures presented by other companies.

In addition, at times the company provides comparable sales, defined as the percentage year-over-year change in the aggregate of: (1) sales for stores that have been open as the same brand at least one year and whose square footage has not been expanded or reduced by more than 20% within the past year, with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation, and (2) digital net sales with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation.

The company also provides certain financial information on a constant currency basis to enhance investors’ understanding of underlying business trends and operating performance, by removing the impact of foreign currency exchange rate fluctuations. The effect from foreign currency, calculated on a constant currency basis, is determined by applying current year average exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share effect from foreign currency is calculated using a 26% tax rate.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Fifty-Three Weeks Ended February 3, 2024
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded items	Adjusted non-GAAP
Asset impairment (2)	$4,436	$4,436	$—
Operating income	484,671	(4,436)	489,107
Income before income taxes	484,299	(4,436)	488,735
Income tax expense (3)	148,886	(1,231)	150,117
Net income attributable to A&F	$328,123	$(3,205)	$331,328

Net income per diluted share attributable to A&F	$6.22	$(0.06)	$6.28
Diluted weighted-average shares outstanding:	52,726		52,726
(1)“GAAP” refers to accounting principles generally accepted in the United States of America.
(2)Excluded items consist of pre-tax store impairment charges of $4.4 million.
(3)The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Fifty-Two Weeks Ended January 28, 2023
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded Items	Adjusted Non-GAAP
Asset impairment (2)	$14,031	$14,031	$—
Operating income	92,648	(14,031)	106,679
Income before income taxes	67,016	(14,031)	81,047
Income tax expense (3)	56,631	(3,802)	60,433
Net income attributable to A&F	$2,816	$(10,229)	$13,045

Net income per diluted share attributable to A&F	$0.05	$(0.20)	$0.25
Diluted weighted-average shares outstanding:	52,327		52,327
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded items consist of pre-tax store and other asset asset impairment charges of $14.0 million.
(3)    The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Financial Measures
Fourteen Weeks Ended February 3, 2024 and Thirteen Weeks Ended January 28, 2023
(in thousands, except percentage and basis point changes and per share data)
(Unaudited)

Net sales	2023	2022	% Change
GAAP (1)	$1,452,907	$1,199,814	21%
Impact from changes in foreign currency exchange rates (2)	—	5,287	0%
Net sales on a constant currency basis	$1,452,907	$1,205,101	21%
Gross profit	2023	2022	BPS Change (3)
GAAP (1)	$913,569	$668,285	720
Impact from changes in foreign currency exchange rates (2)	—	3,702	(10)
Gross profit on a constant currency basis	$913,569	$671,987	710
Operating income	2023	2022	BPS Change (3)
GAAP (1)	$222,801	$87,022	800
Excluded items (4)	—	(4,695)	(30)
Adjusted non-GAAP	$222,801	$91,717	770
Impact from changes in foreign currency exchange rates (2)	—	4,232	(40)
Adjusted non-GAAP constant currency basis	$222,801	$95,949	730
Net income per share attributable to A&F	2023	2022	$ Change
GAAP (1)	$2.97	$0.75	$2.22
Excluded items, net of tax (4)	—	(0.07)	(0.07)
Adjusted non-GAAP	$2.97	$0.81	$2.16
Impact from changes in foreign currency exchange rates (2)	—	0.07	(0.07)
Adjusted non-GAAP on a constant currency basis	$2.97	$0.88	$2.09
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share estimated impact from foreign currency is calculated using a 26% tax rate.
(3)    The estimated basis point change has been rounded based on the percentage change.
(4)    Excluded items consist of pre-tax asset store impairment charges of $4.7 million for the prior year.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Financial Measures
Fifty-Three Weeks Ended February 3, 2024 and Fifty-Two Weeks Ended January 28, 2023
(in thousands, except percentage and basis point changes and per share data)
(Unaudited)

Net sales	2023	2022	% Change
GAAP (1)	$4,280,677	$3,697,751	16%
Impact from changes in foreign currency exchange rates (2)	—	6,500	0%
Net sales on a constant currency basis	$4,280,677	$3,704,251	16%
Gross profit	2023	2022	BPS Change (3)
GAAP (1)	$2,693,412	$2,104,538	600
Impact from changes in foreign currency exchange rates (2)	—	(8,969)	30
Gross profit on a constant currency basis	$2,693,412	$2,095,569	630
Operating income	2023	2022	BPS Change (3)
GAAP (1)	$484,671	$92,648	880
Excluded items (4)	(4,436)	(14,031)	(30)
Adjusted non-GAAP	$489,107	$106,679	850
Impact from changes in foreign currency exchange rates (2)	—	(9,608)	30
Adjusted non-GAAP on a constant currency basis	$489,107	$97,071	880
Net income per share attributable to A&F	2023	2022	$ Change
GAAP (1)	$6.22	$0.05	$6.17
Excluded items, net of tax (4)	(0.06)	(0.20)	(0.14)
Adjusted non-GAAP	$6.28	$0.25	$6.03
Impact from changes in foreign currency exchange rates (2)	—	(0.13)	0.13
Adjusted non-GAAP on a constant currency basis	$6.28	$0.12	$6.16
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share estimated impact from foreign currency is calculated using a 26% tax rate.
(3)    The estimated basis point change has been rounded based on the percentage change.
(4)    Excluded items consist of pre-tax asset store impairment charges of $4.4 million and $14.0 million for the current year and prior year, respectively.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Net Sales by Segment and Brand
Fourteen Weeks Ended February 3, 2024 and Thirteen Weeks Ended January 28, 2023
(in thousands, except percentage changes)
(Unaudited)

	2023	2022			GAAP % Change	Non-GAAP Constant Currency Basis % Change
	GAAP	GAAP	Impact From Changes In Foreign Currency Exchanges Rates (1)	Non-GAAP Constant Currency Basis
Net sales by segment: (2)
Americas (3)	$1,191,259	$971,091	$(58)	$971,033	23%	23%
EMEA (4)	219,050	193,400	6,374	199,774	13%	10%
APAC (5)	42,598	35,323	(1,029)	34,294	21%	24%
Total company	$1,452,907	$1,199,814	$5,287	$1,205,101	21%	21%

	2023	2022			GAAP % Change	Non-GAAP Constant Currency Basis % Change
	GAAP	GAAP	Impact From Changes In Foreign Currency Exchanges Rates (1)	Non-GAAP Constant Currency Basis
Net sales by brand:
Abercrombie (6)	755,203	560,438	843	561,281	35%	35%
Hollister (7)	$697,704	$639,376	$4,444	$643,820	9%	8%
Total company	$1,452,907	$1,199,814	$5,287	$1,205,101	21%	21%
(1)The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging.
(2)Net sales by segment are presented by attributing revenues to an individual country on the basis of the segment that fulfills the order.
(3)The Americas segment includes the results of operations in North America and South America.
(4)The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(5)The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.
(6)Abercrombie brands includes Abercrombie & Fitch and abercrombie kids.
(7)Hollister brands includes Hollister and Gilly Hicks.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Net Sales by Segment and Brand
Fifty-Three Weeks Ended February 3, 2024 and Fifty-Two Weeks Ended January 28, 2023
(in thousands, except percentage changes)
(Unaudited)

	2023	2022			GAAP % Change	Non-GAAP Constant Currency Basis % Change
	GAAP	GAAP	Impact From Changes In Foreign Currency Exchanges Rates (1)	Non-GAAP Constant Currency Basis
Net sales by segment: (2)
Americas (3)	$3,455,674	$2,920,157	$(3,925)	$2,916,232	18%	18%
EMEA (4)	687,095	658,794	15,498	674,292	4%	2%
APAC (5)	137,908	118,800	(5,073)	113,727	16%	21%
Total company	$4,280,677	$3,697,751	$6,500	$3,704,251	16%	16%

	2023	2022			GAAP % Change	Non-GAAP Constant Currency Basis % Change
	GAAP	GAAP	Impact From Changes In Foreign Currency Exchanges Rates (1)	Non-GAAP Constant Currency Basis
Net sales by brand:
Abercrombie (6)	$2,201,686	$1,734,866	$(1,234)	$1,733,632	27%	27%
Hollister (7)	2,078,991	1,962,885	7,734	1,970,619	6%	5%
Total company	$4,280,677	$3,697,751	$6,500	$3,704,251	16%	16%
(1)The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging.
(2)Net sales by segment are presented by attributing revenues to an individual country on the basis of the segment that fulfills the order.
(3)The Americas segment includes the results of operations in North America and South America.
(4)The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(5)The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.
(6)Abercrombie brands includes Abercrombie & Fitch and abercrombie kids.
(7)Hollister brands includes Hollister and Gilly Hicks.

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	February 3, 2024	January 28, 2023
Assets
Current assets:
Cash and equivalents	$900,884	$517,602
Receivables	78,346	104,506
Inventories	469,466	505,621
Other current assets	88,569	100,289
Total current assets	1,537,265	1,228,018
Property and equipment, net	538,033	551,585
Operating lease right-of-use assets	678,256	723,550
Other assets	220,679	209,947
Total assets	$2,974,233	$2,713,100
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$296,976	$258,895
Accrued expenses	436,655	413,303
Short-term portion of operating lease liabilities	179,625	213,979
Income taxes payable	53,564	16,023
Total current liabilities	966,820	902,200
Long-term liabilities:
Long-term portion of operating lease liabilities	$646,624	$713,361
Long-term borrowings, net	222,119	296,852
Other liabilities	88,683	94,118
Total long-term liabilities	957,426	1,104,331
Total Abercrombie & Fitch Co. stockholders’ equity	1,035,160	694,841
Noncontrolling interests	14,827	11,728
Total stockholders’ equity	1,049,987	706,569
Total liabilities and stockholders’ equity	$2,974,233	$2,713,100

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Cash Flows
(in thousands, except per share data)
(Unaudited)

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	February 3, 2024	January 28, 2023
Operating activities
Net cash provided by (used for) operating activities	$653,422	$(2,343)

Investing activities
Purchases of property and equipment	$(157,797)	$(164,566)
Proceeds from the sale of property and equipment	615	11,891
Withdrawal of Rabbi Trust assets	—	12,000
Net cash used for investing activities	$(157,182)	$(140,675)

Financing activities
Purchase of senior secured notes	(77,972)	(7,862)
Payment of debt issuance costs and fees	(180)	(181)
Purchases of common stock	—	(125,775)
Other financing activities	(33,049)	(21,511)
Net cash used for financing activities	$(111,201)	$(155,329)

Effect of foreign currency exchange rates on cash	$(2,923)	$(8,452)
Net increase (decrease) in cash and equivalents, and restricted cash and equivalents	$382,116	$(306,799)
Cash and equivalents, and restricted cash and equivalents, beginning of period	$527,569	$834,368
Cash and equivalents, and restricted cash and equivalents, end of period	$909,685	$527,569

Abercrombie & Fitch Co.
Store Count Activity

	Fifty-Three Weeks Ended February 3, 2024
	AMERICAS (1)		EMEA (2)		APAC (3)		Total Company
	Abercrombie (4)	Hollister (5)	Abercrombie (4)	Hollister (5)	Abercrombie (4)	Hollister (5)	Abercrombie (4)	Hollister (5)	Total (6)
January 28, 2023	184	389	29	112	20	28	233	529	762
New	14	7	4	6	4	—	22	13	35
Permanently closed	(4)	(12)	(4)	(10)	—	(2)	(8)	(24)	(32)
February 3, 2024	194	384	29	108	24	26	247	518	765
(1)The Americas segment includes the results of operations in North America and South America.
(2)The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(3)The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.
(4)Abercrombie brands includes Abercrombie & Fitch and abercrombie kids.
(5)Hollister brands includes Hollister and Gilly Hicks.
(6)Store count excludes temporary and international franchise stores.